Exhibit 99.1

AITX's ROAMEO Presented in Nashville as Enterprise Engagement Expands

CEO Led Enterprise Field Demonstrations Advance Autonomous Patrol Adoption

Detroit, Michigan, February 26, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiaries, Robotic Assistance Devices, Inc. (RAD-I), and Robotic Assistance Devices Mobile, Inc. (RAD-M), today announced that the third leg of ROAMEO's™ national demonstration tour has arrived in Nashville, Tennessee, where CEO/CTO and founder Steve Reinharz is personally leading a series of invitation only enterprise field presentations of the Company's autonomous patrol platform. The Nashville engagements are designed to provide prospective clients and stakeholders with live, onsite evaluations of ROAMEO operating within real world environments, enabling decision makers to experience the platform's capabilities beyond a traditional showroom setting.

RAD's ROAMEO pictured during its Nashville stop on the third leg of its national demonstration tour, supporting CEO led invitation only enterprise field presentations.

ROAMEO, now in its fourth generation, represents the Company's most advanced and resource intensive autonomous security platform developed to date, reflecting years of engineering refinement and field validation. Purpose-built to modernize patrol operations traditionally performed by vehicle-based security personnel, ROAMEO addresses a longstanding gap in scalable perimeter coverage. As interest from enterprise and municipal clients continues to build, the demand to evaluate ROAMEO within active operating environments has become increasingly clear. By bringing the platform directly to prospective users, RAD enables security leaders to assess autonomous patrol performance across their own parking facilities, campuses, and perimeter routes, while also facilitating broader internal engagement among executive stakeholders responsible for budget, risk management, and operational oversight.

Steve Reinharz, CEO/CTO and founder of AITX and RAD (left), pictured in Nashville with two RAD Robotic Technicians during invitation only enterprise field demonstrations of ROAMEO's fourth generation autonomous patrol platform.

"This is about meeting enterprise clients where they operate," said Reinharz. "When an organization is evaluating a transformation of its patrol strategy, it is critical that stakeholders experience the platform in their own environment. Bringing ROAMEO onsite allows security leaders, financial executives, and operational decision makers to evaluate autonomy in context, ask the right questions, and move forward with clarity. Our responsibility is to support that process directly and transparently."

The Nashville presentations are being conducted on an invitation only basis, reflecting structured engagement with qualified enterprise and municipal prospects along the tour route. Additional stops are scheduled in the coming weeks as ROAMEO continues westbound, with select opportunities available for organizations seeking an onsite evaluation prior to ISC West. Interested parties are encouraged to submit a demonstration request while scheduling remains open, as tour availability is limited before ROAMEO arrives in Las Vegas.

The Company invites security professionals and channel partners to experience ROAMEO in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or arranged onsite throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD-I), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/